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                                                                     Exhibit 5.1

                                  July 24, 1997

497470-009-061
1240:jkm
CLCORP01\238610_2

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114-3484

National City Capital Trust I
c/o National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114-3484

                  Re: $500,000,000 Reset Asset Capital Securities of National City Capital Trust I
                           -------------------------------------------

Ladies and Gentlemen:

         We are acting as special counsel for National City Corporation, a Delaware corporation and registered bank holding company (the "Company"), and National City Capital Trust I, a Delaware business trust (the "Trust"), in connection with the registration under the Securities Act of 1933 (the "Securities Act") of (i) $500,000,000 aggregate Liquidation Amount of Reset Asset Capital Securities, Liquidation Amount $1,000 per Reset Asset Capital Security (the "Capital Securities") to be issued by the Trust, (ii) the guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Company, and (iii) $500,000,000 aggregate principal amount of Junior Subordinated Debt Securities (the "Debt Securities") of the Company to be issued pursuant to the Junior Subordinated Debt Securities Indenture (the "Indenture"), dated as of June 6, 1997, between the Company and Bank of New York, as Trustee (the "Trustee").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, but subject to the assumptions and qualifications set forth below, we are of the opinion that:

         1. The Debt Securities have been duly authorized and, when duly executed by authorized officers of the Company,


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National City Corporation
National City Capital Trust I
July 24, 1997
Page 2

authenticated by the Trustee and issued in accordance with the terms of such Debt Securities, the Indenture and the Exchange Offer (as described in Registration Statement (as defined below)), will be valid and binding obligations of the Company, and will be entitled to the benefits of the Indenture.

         2. The Guarantee has been duly authorized and, when the Guarantee has been duly executed and delivered by the Company and the Trustee and the Capital Securities have been issued in accordance with the terms of the Exchange Offer, the Guarantee will be a valid and binding obligation of the Company.

         In rendering the foregoing opinions we have also assumed that the definitive information, including, without limitation such information remaining to be completed in the form of Guarantee relating to the Capital Securities as filed as Exhibit 4.8 to the Registration Statement filed by the Company and the Trust to effect registration of the Debt Securities under the Securities Act (the "Registration Statement"), will be so completed and the Guarantee and Debt Securities will be duly authorized by the Board of Directors of the Company or its designee in such form with such completions.

         We understand that you have received an opinion, dated as of July 22, 1997, regarding the Capital Securities from Potter Anderson & Corroon, special Delaware counsel for the Company and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

         The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Registration Statement and may not be relied on by such addressees for any other purpose or in any manner or for any purpose by any other person or entity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Exchange Securities" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  /s/ Jones, Day, Reavis & Pogue